Exhibit 99.1

Investor/Media Contacts:

Scott M. Bier, Vice President, CFO

Sylvia J. Castle, Investor Relations

Aldila, Inc., (858) 513-1801

FOR IMMEDIATE RELEASE

ALDILA REPORTS FINANCIAL RESULTS FOR

FIRST QUARTER 2009

Poway, CA, May 7, 2009 — ALDILA, INC. (NASDAQ:GM:ALDA) announced today net sales of $13.8 million and a net loss of $48,000 ($0.01 per share) for the three months ended March 31, 2009.  In the comparable 2008 first quarter, the Company had net sales of $16.7 million and net income of $458,000 ($0.09 per share).

“The current economic environment we are faced with is challenging.  We are meeting this challenge by aggressively managing our expenses and focusing on our working capital requirements.  The Company reduced its selling, general and administration expenses (“SG&A”) by 30% in the first quarter of 2009 as compared to the comparable quarter in 2008.  We generated $2.9 million in cash from operations, as a result of actively managing our working capital and reducing inventories by $1.5 million during the first quarter ended March 31, 2009.  We used our cash from operations to pay down our credit facility by $2.9 million in the first quarter of 2009,” said Mr. Peter R. Mathewson, Chairman of the Board and CEO.

“The golf industry, as anticipated, continued to decline in the first quarter of 2009. The National Golf Foundation club build report, which is comprised of information provided by golf club manufacturers, is showing a 22% decline in metal woods and an 18% decline in irons produced through the three month period ended March 2009 versus the same time period last year.  The overall golf equipment market continues to be impacted by weak consumer spending and a concerted effort to reduce inventories to preserve cash and clear channels of older product to make room for newer offerings,” Mr. Mathewson said.

“Our golf sales declined 13% compared to the first quarter 2008.  Our units were down 13% and our average selling price was flat versus a year ago.  While these numbers are not good, they are probably better than most in our industry and we are reasonably pleased with our results under the circumstances.  Our branded and co-branded shaft sales increased to 48% of our total golf sales, up from 32% in the comparable quarter of last year,” said Mr. Mathewson.

“The second quarter looks particularly challenging for the Company and we believe for the rest of the industry as a whole.  We look forward to the back half of the year as the new shaft programs which we have been awarded are scheduled to begin shipping to support our customers’ 2010 product lines,” Mr. Mathewson said.

“Our backlog has declined to $5.0 million as of March 31, 2009, roughly half the backlog we had at the end of the first quarter last year and reflects the combined effects of a weak retail environment, which has produced a very conservative ordering activity from our customers as they deal with reluctant retailers tightly managing their inventories.  In addition, the Company is faced with slack demand from its composite materials customers.  Although our backlog has declined, we feel good about our market share and believe that we have increased our market share with major club companies for new programs scheduled to begin this year,” said Mr. Mathewson.

“The 2009 Tour season is off to a great start for Aldila.  Through the Zurich Classic on the PGA Tour, players using Aldila shafts have won 6 events including the Mercedes-Benz Championship, WGC-Accenture Match Play Championship and the Masters.  On the Nationwide Tour, players using Aldila shafts have won 6 of 8 events this year.  We are pleased that the Aldila VooDoo® has been used to win 6 of the 12 wins we have had on Tour so far this year.  Because of increasing usage of the VooDoo® shaft, Aldila wood and hybrid shafts have been among the most popular shafts at the majority of the events on both the PGA and Nationwide Tours.  We would also like to congratulate Aldila Staff Member, Nick Price, on his first win on the Champions Tour at the recent Outback Steakhouse Pro-Am.  While Aldila is enjoying outstanding results on Tour this year, we continue to look to the future.  We feel the Tour is the ultimate proving ground for new shaft technology and Aldila is currently working with players to get feedback on new Aldila products that will be released later in 2009 and 2010,” Mr. Mathewson said.

“Our Composite Materials Division sales declined by 42% compared to the first quarter last year.  Order activity from most of our customers has declined as demand for their products has declined and they closely manage their inventories to preserve cash.  As the majority of our customers for this segment service the recreation industry, their businesses have also been affected by the general slowdown in the economy.  Until the general economic climate improves, we don’t expect to see significant improvement in sales to these customers,” said Mr. Mathewson.

“We will continue to monitor our SG&A expenses and capital expenditures and anticipate further cost cutting in our Mexico operation as our VooDoo® technology is transferred to our China factory in the next few months,” Mr. Mathewson said.

Aldila will host a conference call at 5 P.M. Eastern Time, on Thursday, May 7, 2009, with Peter R. Mathewson, Chairman & CEO, Robert J. Cierzan, Senior Vice President, Composite Materials and Scott M. Bier, Vice President, Chief Financial Officer, to review Aldila’s 2009 first quarter financial results.  For telephone access to the conference call dial 1-800-227-9428 or 1-785-830-1925 for international calls and request connection to the Aldila conference call, Participant Passcode: 6330814.  A live webcast of the conference call can be accessed on the Aldila website at http://www.aldila.com.  An archive of the webcast will be available through our website for 90 days following the conference call.

This press release contains forward-looking statements based on our expectations as of the date of this press release.  These statements necessarily reflect assumptions that we make in evaluating our expectations as to the future.  Forward-looking statements are necessarily subject to risks and uncertainties.  Our actual future performance and results could differ from that contained in or suggested by these forward-looking statements as a result of a variety of factors.  Our filings with the Securities and Exchange Commission present a detailed discussion of the principal risks and uncertainties related to our future operations, in particular our Annual Report on Form 10-K for the year ended December 31, 2008, under “Business Risks” in Part I, Item 1, and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in Part I, Item 7 of the Form 10-K, and reports on Form 10-Q and Form 8-K, all of which can be obtained at www.sec.gov.

The forward-looking statements in this press release are particularly subject to the risks that:

•                  consumer discretionary spending will continue to be impacted by the world recession, which could have a material impact on our business;

•                  our product offerings, including the NV®, VS Proto™, DVS®, VooDoo® shaft lines and product offerings outside the golf industry, will not achieve or maintain success with consumers or customers;

•                  we will not maintain or increase our market share at our principal customers;

•                  demand for clubs manufactured by our principal customers will decline, thereby affecting their demand for our shafts;

•                  demand for composite materials by our principal customers will decline;

•                  the market for graphite shafts will continue to be extremely competitive, affecting selling prices and profitability;

•                  our international operations will be adversely affected by political instability, currency fluctuations, export/import regulations or other risks typical of multi-national operations, particularly those in less developed countries;

•                  the Company will not be able to acquire adequate supplies of carbon fiber at reasonable market prices;

•                  acts of terrorism, natural disasters, or disease pandemics interfere with our manufacturing operations or our ability to ship our finished products.

For additional information about Aldila, Inc., please go to the Company’s website at www.aldila.com.

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ALDILA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31,	December 31,
	2009	2008
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$6,090	$6,157
Accounts receivable	6,116	6,407
Income taxes receivable	1,606	2,272
Inventories	10,091	11,583
Deferred tax assets	850	809
Prepaid expenses and other current assets	541	484
Total current assets	25,294	27,712

PROPERTY, PLANT AND EQUIPMENT	12,490	12,789

DEFERRED TAXES	1,187	1,187

OTHER NON-CURRENT ASSETS	240	244

TOTAL ASSETS	$39,211	$41,932

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$3,714	$3,420
Accrued expenses	2,066	2,307
Short term debt	2,400	5,000
Other current liability	134	117
Total current liabilities	8,314	10,844

LONG-TERM LIABILITIES:
Deferred rent	144	153
Long term debt	2,917	3,167
Other long-term liabilities	1,508	1,508
Total liabilities	12,883	15,672

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value; authorized 5,000,000 shares; no shares issued	—	—
Common stock, $.01 par value; authorized 30,000,000 shares; issued and outstanding 5,174,183 shares as of March 31, 2009 and 5,174,183 shares as of December 31, 2008	52	52
Additional paid-in capital	44,237	44,121
Accumulated deficit	(17,961)	(17,913)
Total stockholders’ equity	26,328	26,260

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$39,211	$41,932

ALDILA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(In thousands, except per share data)

	Three months ended
	March 31,
	2009	2008

NET SALES	$13,803	$16,663
COST OF SALES	10,941	12,104
Gross profit	2,862	4,559

SELLING, GENERAL AND ADMINISTRATIVE	2,830	4,033
Operating income	32	526

OTHER INCOME (EXPENSE):
Interest income	2	220
Interest expense	(58)	(39)
Other, net	(16)	40

(LOSS) INCOME BEFORE INCOME TAXES	(40)	747
PROVISION FOR INCOME TAXES	8	289

NET (LOSS) INCOME	$(48)	$458

NET (LOSS) INCOME PER COMMON SHARE	$(0.01)	$0.09

NET (LOSS) INCOME PER COMMON SHARE, ASSUMING DILUTION	$(0.01)	$0.09

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	5,174	5,155

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT SHARES	5,174	5,194

ALDILA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(In thousands)

	Three months ended
	March 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(48)	$458
Depreciation and amortization	456	452
Stock-based compensation	116	55
Loss on disposal of fixed assets	7	4
Changes in working capital items, net	2,412	(4,193)
Net cash provided by (used for) operating activities	2,943	(3,224)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(165)	(594)
Proceeds from sales of property, plant and equipment	5	16
Net cash used for investing activities	(160)	(578)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings against term loan	—	5,000
Payments for term loan	(250)	(167)
Borrowings against line of credit	1,400	3,000
Payments for line of credit	(4,000)	—
Proceeds from issuance of common stock	—	18
Dividend payments	—	(25,777)
Net cash used for financing activities	(2,850)	(17,926)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(67)	(21,728)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	6,157	29,529

CASH AND CASH EQUIVALENTS, END OF PERIOD	$6,090	$7,801